UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 23, 2010

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Officers

On July 23, 2010, it was mutually determined that Mr. David M.R. Covey would leave Franklin Covey Co. (the Company) and his role of Co-Chief Operating Officer of Global Operations, effective as of August 31, 2010.

On July 23, 2010, it was also mutually determined that Mr. Stephan Mardyks would leave the Company and his role of Co-Chief Operating Officer of Global Operations, effective as of August 31, 2010.

The Company anticipates that it will enter into severance and non-compete agreements with Mr. Covey and Mr. Mardyks and will provide further disclosure upon the completion of those agreements.

Appointment of Certain Officers

On July 28, 2010, the Company appointed Shawn D. Moon, 43, as an Executive Vice-President of the Company, and he will be responsible for the Company’s U.S. and International direct offices.  In addition, the Execution and Speed of Trust Practices will report to Shawn, and he will also continue to oversee the Company's Government Business, Facilitator Initiatives, and Public Programs.  Mr. Moon has more than twenty years of experience in sales and marketing, program development, and consulting services.  Since June 2005 he has served as the General Manager of the Company’s Government Services Practice.  From November 2002 to June 2005, Mr. Moon was a Principal with Mellon Financial Corporation where he was responsible for business development for their human resources outsourcing services.  Shawn also coordinated activities within the consulting and advisory community for Mellon Human Resources and Investor Solutions.  Prior to November 2002, Mr. Moon served as the Vice President of Business Development for the Training Process Outsourcing Group of the Company, managed vertical market sales for nine of the Company’s business units, and managed the eastern regional sales office.  Mr. Moon received a Bachelor of Arts from Brigham Young University in English Literature.

On July 28, 2010, M. Sean Covey, was also appointed as an Executive Vice-President and will continue his responsibilities as Chief Innovation Officer of the Company.  Going forward, Sean will now assume responsibility for the Company's international licensee partners.  Mr. Covey will continue to lead our Education Business and will continue to be responsible for the Company’s other strategic partnerships, the Innovations group, Research/Assessments, Custom Solutions, Corporate Marketing, and Media Publishing.  We believe that many of Company’s high-quality offerings are a direct result of Sean’s expertise and leadership in this area.  Additionally, Sean has led the Education Practice, which continues to show substantial growth.  Over the years Mr. Covey has built strong relationships with many of the Company’s international licensee partners and he is excited to be leading this very significant part of the Company.  A biography that describes Mr. Covey’s career and educational background can be found in the Company’s fiscal 2009 Proxy Statement which was filed with the SEC on December 18, 2009.

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Also on July 28, 2010, Jennifer Colosimo, who was serving as the Company’s Chief Learning Officer, was appointed an Executive Vice-President, and will serve as Chief Operations Officer for the Company’s operations worldwide.  Ms. Colosimo has been a key leader in developing the Company’s strategic initiative around helping to increase the size and capabilities of our sales and delivery forces worldwide.  She also successfully led the regionalization of the Company's U.S. consultants, and works closely with our domestic General Managers and international partners to accelerate sales and delivery performance.  While continuing with these important functions, Jennifer will also now be the Chief Operations Officer for the Company and as such, will oversee all worldwide operations from “order to cash.”  Some of the Company’s emerging practices will also report up through Ms. Colosimo, including the Customer Loyalty practice.  A biography that describes Ms. Colosimo’s career and educational background can be found in the Company’s fiscal 2009 Proxy Statement which was filed with the SEC on December 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	July 28, 2010	By:	/s/ Robert A. Whitman
Robert A. Whitman
Chief Executive Officer